Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY
for
Offer to Exchange All Outstanding
Senior Floating Rate Notes due 2010
for
Series B Senior Floating Rate Notes due 2010
of
NORTEK, INC.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
NEW YORK CITY TIME, ON                         , 2004 (THE “EXPIRATION DATE”) UNLESS EXTENDED.

       Registered holders of outstanding Senior Floating Rate Notes due 2010 (the “Outstanding Notes”) who wish to tender their Outstanding Notes in exchange for a like principal amount of new Series B Senior Floating Rate Notes due 2010 (the “Exchange Notes”) and whose Outstanding Notes are not immediately available or who cannot deliver their Outstanding Notes, Letter of Transmittal, and any other documents required by the Letter of Transmittal to U.S. Bank National Association (the “Exchange Agent”) prior to 5:00 p.m., New York City time, on the Expiration Date, or who cannot complete the procedure for book-entry transfer on a timely basis, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission or mail to the Exchange Agent. See “The Exchange Offer — Guaranteed Delivery Procedure” in the Prospectus.

The Exchange Agent is:

U.S. BANK NATIONAL ASSOCIATION

For Delivery by Mail or Hand

U.S. Bank National Association

60 Livingston Avenue
Specialized Finance
St. Paul, Minnesota 55107
Facsimile Transmission: (651) 495-8158

For Information or Confirmation by Telephone:

800-934-6802

      Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

      This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Guarantor Institution (as defined in the Prospectus), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

      The undersigned hereby tenders to Nortek, Inc. (the “Issuer”) the principal amount of Outstanding Notes indicated below, upon the terms and subject to the conditions contained in the Issuer’s Prospectus dated                           , 2004 (as the same may be amended or supplemented from time to time, the “Prospectus”) and the related Letter of Transmittal, receipt of which is hereby acknowledged, pursuant to the guaranteed delivery procedure set forth in the Prospectus under the caption “The Exchange Offer — Guaranteed Delivery Procedure.”

      All authority herein conferred or agreed to be conferred in this Notice of Guaranteed Delivery and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, and legal representatives of the undersigned and shall not be affected by and shall survive the death or incapacity of the undersigned.

Name(s) of Tendering Holder(s):

Please Print

Address(es):

Zip Code

Daytime Area Code and Tel. No.:

Signature(s):

Certificate Nos. of Outstanding Notes Tendered:

Principal Amount of Outstanding Notes Tendered:

(Check box if Outstanding Notes will be tendered by book-entry transfer)

☐ The Depository Trust Company

Account Number:

Date:

          This Notice of Guaranteed Delivery must be signed by the registered holder(s) of the Outstanding Notes tendered hereby exactly as their name(s) appear on the certificates for such Outstanding Notes or on a security position listing such holder(s) as the owner(s) of the Outstanding Notes, or by person(s) authorized to become registered holder(s) of such Outstanding Notes by endorsements and documents submitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in the fiduciary or representative capacity, such person must provide the preceding information and, unless waived by the Issuer, submit with the Letter of Transmittal evidence satisfactory to the Issuer of such person’s authority to so act.

2

THE FOLLOWING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

      The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at its address set forth above, the certificates representing the Outstanding Notes (or a confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent’s account at the book-entry transfer facility), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within five business days after the Expiration Date (as defined in the Letter of Transmittal). The undersigned acknowledges that it must deliver the Letter(s) of Transmittal (or facsimile thereof or Agent’s Message in lieu thereof) and the Outstanding Notes tendered thereby to the Exchange Agent within the time period set forth above and that the failure to do so could result in a financial loss to the undersigned.

Name of Firm:

Address:

Zip Code

Area Code and Telephone No.:

Authorized Signature:

Name:

Please Type or Print

Title:

Dated:

NOTE:	DO NOT SEND OUTSTANDING NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. OUTSTANDING NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.